SECURITIES AND EXCHANGE COMMISSION

                                   Washington, D.C. 20549


                                          FORM 8-K


                                       CURRENT REPORT


                           Pursuant to Section 13 or 15(d) of the
                              Securities Exchange Act of 1934.



                      Date of Report (Date of Earliest event reported):
                                        April 8, 1996


                           MULTIMEDIA CONCEPTS INTERNATIONAL. INC.
                   (Exact name of registrant as specified in its charter)


   Delaware                      O-26676                    13-3835375
State of                    Commission File             IRS Employer
Incorporation               Number.                     Identification No.


                               448 West 16th Street 7th Floor
                                  New York, New York  10011
                           Address of principal executive offices

              Registrant's telephone number, including area code (212) 675-6666


                                            None
                (Former name or former address, if changed since last report)

Item 5.  Other Events.

       On April 8, 1996, the board of directors granted Ilan Arbel an option to purchase 1,900,000 warrants from the Company at a purchase price of $.04 per warrant. The warrants are exercisable for a period of two years from the date of grant at an exercise price of $7.00 per warrant.

       On April 28, 1996, the board of directors granted Ilan Arbel an option to purchase 1,000,000 warrants from the Company at a purchase price of $.04 per warrant. The warrants are exercisable for a period of two years from the date of grant at an exercise price of $7.00 per warrant.

       On May 28, 1996, the board of directors granted Rivka Arbel an option to purchase 600,000 warrants from the Company at a purchase price of $.04 per warrant. The warrants are exercisable for a period of two years from the date of grant at an exercise price of $7.00 per warrant.

       Subsequent to the issuance of these options, the Company, Mr. Arbel and Ms. Arbel agreed to amend the purchase price of the warrants to $1.90 per warrant. Upon exercise of the options granted herein, there will be 6,510,000 warrants outstanding.

                                         SIGNATURES



       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.


Dated: May 31, 1996


                                   MULTIMEDIA CONCEPTS INTERNATIONAL,INC.


                            By:    ___________________________________
                                   Ilan Arbel
                                   President and Director